EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 to the Annual Report on Form 10-K of ESG Inc. (the “Company”) for the fiscal year ended December 31, 2025 (the “Report”), as filed with the Securities and Exchange Commission, I, Edward F. Gobora, certify pursuant to 18 U.S.C. § 1350 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its Staff upon request.

Date: October 13, 2026

/s/ Edward F. Gobora
Edward F. Gobora
Chief Financial Officer (Principal Financial and Accounting Officer)